UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 14, 2019

AMERICAN BIO MEDICA CORPORATION
(Exact name of registrant as specified in its charter)

(Exact name of registrant as specified in its charter)

New York	0-28666	14-1702188
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

122 Smith Road, Kinderhook, NY	12106
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 518-758-8158

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common	ABMC	Over-the-counter-Pink Sheets

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

ITEM 2.02
RESULTS OF OPERATIONS AND FINANCIAL CONDITION

On August 14, 2019, American Bio Medica Corporation (the "Company") announced financial results for the three and six months ended June 30, 2019. A copy of the press release announcing the Company’s results (the "Press Release") is attached hereto as Exhibit 99.1 and is incorporated by reference in this Item 2.02. The Press Release is available on the Company’s website. The information provided in Item 2.02 of this report, including Exhibit 99.1, shall be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended.

ITEM 8.01
OTHER EVENTS

As disclosed in the Company’s prior periodic reports filed with the Commission, the Company previously commenced a lawsuit against Todd Bailey (“Bailey”) and Premier Biotech, Inc. Bailey asserted counterclaims against the Company. After further investigation, the parties have decided to dismiss all claims made against each other.

To this end, the parties entered into a Settlement Agreement and Release (“Settlement Agreement”) in which the parties elected to resolve the litigation. As a result of the execution of the Settlement Agreement, both parties have agreed to dismiss all claims made against each other.

ITEM 9.01
FINANCIAL STATEMENTS AND EXHIBITS

(d)
99.1
The Press Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN BIO MEDICA CORPORATION (Registrant)

Dated: August 14, 2019	By:	/s/ Melissa A. Waterhouse
Melissa A. Waterhouse
Chief Executive Officer (Principal Executive Officer) Principal Financial Officer